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Allegheny Technologies Incorporated

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April 2015 © 2015 ATI. All Rights Reserved. ATI Say on Pay Discussion

Shareholder Goals ATI Current State: CEO
Amount of compensation at risk 81%
Amount of equity-based compensation linked to
performance
83%
Level of compensation compared to industry peers Total slightly below median of peers
Contemporary best practices for executive compensation:
-Double trigger for change in control agreements
-Elimination of tax gross-ups
-Elimination of excessive perqs
-Anti-hedging, anti-pledging policies
-Clawback provisions
-Robust stock ownership guidelines for NEOs
-Comprehensive risk evaluation of program administration
Adopted from 2011-2015
Compensation programs designed to reflect company
strategy to create long-term shareholder value
Yes; see pages 3 and 4
Also described in CD&A
Investor Feedback on Say on Pay
© ATI 2015. All Rights Reserved. 2

ATI Compensation Plans and Changes
Factors affecting ATI’s compensation plans from  2011-2015:
• Reduced several aspects of existing exec comp programs to align with investors philosophies and changing exec comp environment
• Implemented changes carefully in order to manage retention throughout the change period (evolution vs. revolution)
• Hot Rolling & Processing Facility completion/commissioning (Brackenridge, PA)
• New titanium sponge facility Premium Quality qualification (Rowley, UT)
• Strategic acquisitions (e.g., Ladish)
• Addition of executive position (CCMO) for centralizing and standardizing market penetration and emphasizing revenue growth
• Other changes throughout the executive staff from 2012 – early 2015
Completion of nearly $3 billion in strategic investments (including acquisitions)
within specific time frames necessary to realize the expected long-term ROI
© ATI 2015. All Rights Reserved. 3
Newly appointed CEO: Richard Harshman
Board and CEO understanding of the future challenges and need to create the organization necessary to meet the challenges

CEO Compensation and Relative TSR
Relevant facts for CEO compensation:
© ATI 2015. All Rights Reserved. 4
2011 2012 2013 2014
Equity Awards-LT
4,128,092 3,093,395 3,181,302 3,846,929
Cash Awards-LT (KEPP)
2,934,214 1,075,649 - -
Cash Awards-ST (AIP)
2,200,000 1,680,187 - 1,376,450
Salary
806,667 923,123 954,006 993,019
Total Realized Compensation
8,223,066 6,888,539 2,763,169 3,289,353
3 Yr Relative TSR (ATI peers)
208% 76% 53% 74%
0%
50%
100%
150%
200%
250%
4,000,000
6,000,000
8,000,000
10,000,000
12,000,000
-
2,000,000
• TSR for ATI past 12 months is in top quartile
• No annual bonus paid for 2013 based on performance
• Decreased CEO’s target awards year over year (combination of LTI and annual bonus)
• Froze accruals under the DB plan and SERP (effective Dec. 31, 2014)